UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 29, 2011

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2011, the Board of Directors of the Registrant (the “Board”) or the Human Resources Committee of the Board (the “Committee”) approved the following matters:

Title Changes

Jonathan S. Halkyard’s title was changed from Senior Vice President and Chief Financial Officer to Executive Vice President and Chief Financial Officer, consistent with the restructuring of the titles of our officers; John W. R. Payne’s title was changed from President of Enterprise Shared Services and Central Division to President of Enterprise Shared Services; and Thomas M. Jenkin’s title was changed from Western Division President to President of Operations; all subject to required regulatory approvals. Mr. Jenkin will assume the responsibility for supervising operations at all Caesars Entertainment properties.

Mr. Halkyard, 46, became our Chief Financial Officer in August 2006 and a Senior Vice President in July 2005. He served as Treasurer from November 2003 through July 2010. He served as a Vice President from November 2002 to July 2005, Assistant General Manager-Harrah’s Las Vegas from May 2002 to November 2002 and Vice President and Assistant General Manager-Harrah’s Lake Tahoe from September 2001 to May 2002. He also serves on the Board of Directors of Dave and Busters, Inc.

Mr. Halkyard continues to be employed pursuant to the terms of his employment agreement with Caesars Entertainment Operating Company, Inc. effective as of February 28, 2008.

Mr. Jenkin, 56, became our Western Division President in January 2004. He served as Senior Vice President-Southern Nevada from November 2002 to December 2003 and Senior Vice President and General Manager-Rio from July 2001 to November 2002.

Mr. Jenkin continues to be employed pursuant to the terms of his employment agreement with Caesars Entertainment Operating Company, Inc. effective as of February 28, 2008.

Mr. Payne, 43, became our Central Division President in January 2007. Before becoming President of Enterprise Shared Services and Central Division, Mr. Payne served as Atlantic City Regional President from January 2006 to December 2006, Gulf Coast Regional President from June 2005 to January 2006, Senior Vice President and General Manager-Harrah’s New Orleans from November 2002 to June 2005 and Senior Vice President and General Manager-Harrah’s Lake Charles from March 2000 to November 2002.

Mr. Payne continues to be employed pursuant to the terms of his employment agreement with Caesars Entertainment Operating Company, Inc. effective as of February 28, 2008.

Management Equity Incentive Plan

Also, on November 29, 2011, the Committee approved an amendment to the Registrant’s Management Equity Incentive Plan (the “Plan”) providing for an increase in the number of shares of the Registrant’s common stock for which time-based options may be granted from 3,166,731 to 3,526,836, which in turn increased the number of shares under the Plan from 4,566,919 to 4,927,024.

Stock Option Grants

On November 29, 2011, the Committee made the following grants to the Company’s named executive officers:

Name	Shares Subject to Time-Based Options	Shares Subject to Performance Based Options (1)	Strike Price	Option Vesting Schedule for Time-Based Options
Gary W. Loveman	333,333	166,667	$35.00	Four equal installments on 9/30/2012, 9/30/2013, 9/30/14, and 9/30/2015
Jonathan S. Halkyard	5,000	—	$35.00	Four equal installments on 9/30/2012, 9/30/2013, 9/30/14, and 9/30/2015
Thomas M. Jenkin	38,093	—	$35.00	Four equal installments on 9/30/2012, 9/30/2013, 9/30/14, and 9/30/2015
John W. R. Payne	39,400	—	$35.00	Four equal installments on 9/30/2012, 9/30/2013, 9/30/14, and 9/30/2015

(1) These performance options vest if TPG Capital, L.P., Apollo Global Management, LLC and their respective affiliates achieve the return of capital invested in the Registrant at a $100 stock price.

Resignation and Election of Director

Also, on November 29, 2011, Jonathan Coslet, a director of the Registrant, resigned from his position as a director. In order to fill the vacancy created by Mr. Coslet’s resignation, the Board elected Jeffrey T. Housenbold to serve as a member of the Board. Mr. Housenbold was also appointed to serve on the Registrant’s Audit Committee replacing Karl Peterson. Mr. Peterson continues to serve as a member of the Board and the Finance Committee.

Mr. Housenbold has served as the President and Chief Executive Officer and a director of Shutterfly, Inc. since January 2005. Prior to joining Shutterfly, Mr. Housenbold served as Vice President of Business Development and Internet Marketing at eBay Inc., an online marketplace for the sale of goods and services, from January 2002 to January 2005. Previously, he was the Vice President & General Manager, Business-to-Consumer Group at eBay from June 2001 to January 2002, and served as Vice President, Mergers & Acquisitions at eBay from March 2001 to June 2001.

Mr. Housenbold holds Bachelor of Science degrees in Economics and Business Administration from Carnegie Mellon University and a Master of Business Administration degree from the Harvard Graduate School of Business Administration.

Mr. Housenbold currently serves on the Board of Directors of Clover, a mobile payments company, Digital Chocolate, a publisher of social and mobile games and the Children’s Discovery Museum of San Jose.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: December 2, 2011	By:	/s/ Michael D. Cohen
Michael D. Cohen
Senior Vice President, Deputy General Counsel and Corporate Secretary